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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 2001

                          HOLLYWOOD PARTNERS.COM, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                    000-24755                  33-0379106
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(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


1800 Avenue of the Stars, Suite 1130
Los Angeles, CA                                                        90067
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (310) 552-0555


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On November 30, 2001, Hollywood Partners.com, Inc. entered into an employment agreement (the "Agreement"), which was effective December 1, 2001, with Nikolas Konstant to hold the position of Chief Executive Officer and to serve as a member of the Board of Directors. Under the terms of the Agreement, Mr. Konstant has the right to appoint one other member of the three person Board of Directors.

         Also under the terms of the Agreement, Mr. Konstant will receive 20,000,000 shares of Hollywood Partners.com, Inc. common stock at some point in the future once a registration statement registering the issuance of those shares has been filed and declared effective. Mr. Konstant will then beneficially own approximately 68% of the outstanding common stock.

ITEM 7(C).  EXHIBITS

         10.1 Employment Agreement by and between Hollywood Partners.com, Inc. and Nikolas Konstant dated November 30, 2001.






















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 10, 2001                  HOLLYWOOD PARTNERS.COM, INC.


                                         By:  /s/  Valerie A. Broadbent
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                                              Valerie A. Broadbent, President




















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